Exhibit 3.101

COMMONWEALTH VIRGINIA
STATE CORPORATION COMMISSION
ARTICLES OF ORGANIZATION OF A
DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is Brandywine Charlottesville LLC

(The name must contain the words “limited company’’ or ‘‘limited liability company’’ or their abbreviations “L.C.’’, “LC’’, “L.L.C.’’ OR “LLC”)

2.	A.	The registered agent’s name is William Redd
whose business address is identical with the registered office.

B.	The registered agent is (mark appropriate box)
(1) an INDIVIDUAL who is a resident of Virginia and
a member/manager of the limited liability company
an officer/director of a corporate member/manager of the limited liability company a general partner of a general or limited partnership member/manager of the limited liability co.
a member of the Virginia State Bar
OR
(2) a professional corporation, a professional limited liability company or a professional registered limited liability partnership of attorneys registered under Virginia Code Section 54.1-3902

3.		The address of the initial registered office in Virginia is
330 Arboretum Place, Suite 260
(number/street)

Richmond, VA 23236
(city or town) (zip)

located in the city or county of Chesterfield

4.		The post office address of the principal office where the records will be maintained pursuant to Virginia Code Section 13 1-1028 is
330 Arboretum Place, Suite 260
(number/street)

Richmond, Virginia 23236
(city or town) (state) (zip)

5.		Signature

	Brad A. Molotsky	April 20, 2000
(organizer) (date)

Brad A. Molotsky, Secretary
(printed name)

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

April 25, 2000

The State Corporation Commission has found the accompanying articles submitted on behalf of:

Brandywine Charlottesville LLC

to comply with the requirements of law and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission April 25, 2000.

STATE CORPORATION COMMISSION

By

Commissioner